Exhibit 10.1

Execution Copy

Novartis Pharma AG

AND

Momenta Pharmaceuticals, Inc.

STOCK PURCHASE AGREEMENT

	4.6	Legends	13
	4.7	Acquiring Person	14

5.	Conditions to Closing of Investor		14

	5.1	Representations and Warranties Correct	14
	5.2	Covenants	14
	5.3	No Material Adverse Effect	14
	5.4	Collaboration and License Agreement	14
	5.5	Investor Rights Agreement	14
	5.6	Market Listing	14

6.	Conditions to Closing of the Company		15

	6.1	Representations and Warranties Correct	15
	6.2	Covenants	15
	6.3	Collaboration and License Agreement	15
	6.4	Investor Rights Agreement	15

7.	Mutual Conditions to Closing		15

	7.1	HSR Act and Other Qualifications	15
	7.2	Absence of Litigation	15

8.	Additional Covenants and Agreements		15

	8.1	Market Listing	15
	8.2	Share Legend Removal	16

9.	Miscellaneous		16

	9.1	Survival of Warranties	16
	9.2	Remedies	16
	9.3	Successors and Assigns	16
	9.4	Entire Agreement	16
	9.5	Governing Law, Consent to Jurisdiction and Waiver of Trial by Jury	17
	9.6	Counterparts	17
	9.7	Titles and Subtitles	17
	9.8	Terms Generally	18
	9.9	Notices	18
	9.10	Finder’s Fee	19
	9.11	Expenses	19
	9.12	Amendments and Waivers	19
	9.13	Severability	19
	9.14	Confidentiality and Publicity	19
	9.15	Disclosure Schedule	20
	9.16	Definitions	20

	Exhibit A – Form of Cross Receipt

ii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of July 25, 2006, by and between Novartis Pharma AG (the “Investor”), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstraße 35, CH 4058 Basel BS, and Momenta Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 675 West Kendall Street, Cambridge, Massachusetts 02142.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Common Stock.

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below), the Company shall issue and sell to the Investor and the Investor hereby irrevocably agrees to purchase from the Company 4,708,679 shares (the “Shares”) of common stock, par value $0.0001 per share of the Company (the “Common Stock”), for an aggregate purchase price (the “Aggregate Purchase Price”) equal to $75,000,000; provided, however, that in the event (a) of any stock dividend, stock split, combination of shares, reclassification, recapitalization, exchange of shares or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the number of Shares shall be adjusted proportionately or (b) any “Distribution Date” or “Stock Acquisition Date” (as each such term is defined in the Shareholder Rights Plan) occurs under the Shareholders Rights Plan at any time during the period from the date of this Agreement to the Closing Date, the Company and the Investor shall make such adjustment to this Section 1 as the Company and the Investor shall mutually agree so as to ensure that the Investor receives, in addition to the Shares, the benefits received by any stockholder of the Company on the “Distribution Date” or the “Stock Acquisition Date” (or benefits of an equivalent economic value) under the Shareholder Rights Plan as a result of the consummation of the transactions contemplated hereby.

2.                                      Closing Date; Deliveries.

2.1          Closing Date.  The closing of the purchase and sale of the Shares (the “Closing”) shall be held as soon as reasonably practicable (but in any event, no later than the second business day) after the day of satisfaction or valid waiver of the conditions to the Closing set forth in Sections 5, 6 and 7 hereof (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or valid waiver of such conditions) (provided, that if all the conditions set forth in Sections 5, 6 and 7 hereof shall not have been satisfied or validly waived on such day, then the Closing shall take place on the first business day on which all such conditions shall have been or can be satisfied or shall have been validly waived) or such other date as the Company and the Investor may agree upon at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109.  The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2          Deliveries.

(a)           Deliveries by the Company.  At the Closing, the Company shall deliver to the Investor the stock certificate(s), registered in the Investor’s name or of such broker-dealers as may be designated by the Investor as its nominee at least two business days prior to the Closing Date, representing the Shares being purchased by the Investor at the Closing.  The Company will also make the following deliveries in connection with the Closing: (i) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying as to (A) the resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Agreement, the Investor Rights Agreement, the MOU and the Collaboration and License Agreement, the issuance of the Shares to the Investor, the execution and delivery of such other documents and instruments as may be required by this Agreement, the Investor Rights Agreement, the MOU or the Collaboration and License Agreement and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended or superceded as of such date, and (B) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement, the Investor Rights Agreement, the MOU, the Collaboration and License Agreement and the other documents and certificates to be delivered pursuant to this Agreement, the Investor Rights Agreement, the MOU or the Collaboration and License Agreement by either the Company or any of its officers; (ii) copies of (A) the Company’s Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), certified by the Secretary of State of Delaware as of a date not earlier than two (2) business days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to the Amended and Restated Certificate since such date, and (B) the Company’s Second Amended and Restated By-laws (the “By-laws”), certified by the Secretary or Assistant Secretary of the Company; (iii) a good standing certificate dated as of a date not earlier than two (2) business days prior to the Closing Date issued with respect to the Company by the Secretary of State of Delaware (which good standing shall be confirmed orally by such Secretary of State as of the Closing); and (iv) a duly executed Cross Receipt setting forth the Shares being purchased at the Closing and the Aggregate Purchase Price, substantially in the form of Exhibit A attached hereto.

(b)           Deliveries by the Investor.  At the Closing, the Investor shall deliver the Aggregate Purchase Price by wire transfer of same day funds per the Company’s wiring instructions (which shall have been delivered to the Investor not less than two business days before the Closing Date).  The Investor will also deliver a duly executed Cross Receipt setting forth the Shares being purchased at the Closing and the Aggregate Purchase Price, substantially in the form of Exhibit A attached hereto.

2.3          Further Assurances.  The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents, obtain waivers and consents and take any such other action and corporate and other proceedings as may be reasonably necessary to carry out the intent and purposes of this Agreement and to provide to the other party copies (executed or certified, as may be appropriate) of all documents which they or their counsel may reasonably have requested in connection with the transactions contemplated by this Agreement.

2.4          Effects of Closing.  All the actions required to be performed at Closing shall be deemed to have occurred simultaneously, and none of such actions shall be considered performed, until and unless all such actions have been performed, or the requirement thereof has been validly waived by the relevant party. Closing shall not, in and of itself, constitute a waiver by either party of any of its rights in relation to any breach by the other party prior to Closing of any representation or warranty or any undertaking made by such other party in this Agreement.

3.             Representations and Warranties of the Company.The Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to the Investor dated as of the date of this Agreement (the “Disclosure Schedule”):

3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, the Investor Rights Agreement, the MOU and the Collaboration and License Agreement, to sell the Shares and to carry out the other transactions contemplated hereunder and thereunder.  The Company is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on (i) the business, properties, tangible and intangible assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the Company’s ability to  consummate the transactions contemplated by this Agreement, the Investor Rights Agreement or the MOU (if later executed, the Collaboration and License Agreement); provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (a) changes that are the result of general economic or political factors affecting the national or world economy or acts of war or terrorism in each case, except to the extent the Company is, or could reasonably be expected to be, materially and disproportionately affected; (b) changes that are the result of factors generally affecting the industries or markets in which the Company operates except to the extent the Company is, or could reasonably be expected to be, materially and disproportionately affected; (c) any adverse change, effect of circumstance arising out of the announcement of the transactions contemplated by this Agreement; (d) any decline in the stock price or trading volume of the Common Stock (but not the underlying reason for such decline); (e) any action, proceeding, litigation or settlement that would, directly or indirectly, materially affect the Company’s U.S. enoxaparin program, or the taking of any regulatory action by the United States Food and Drug Administration or any other Governmental Authority that would, directly or indirectly, materially affect the Company’s U.S. enoxaparin program; and (f) any action taken at the request of the Investor.  The Company has made available to the Investor true, correct and complete copies of the Amended and Restated Certificate and the By-laws.

3.2          Capitalization and Voting Rights.

(a)           As of July 21, 2006, the authorized capital of the Company consists of:

(i)            Preferred Stock. 5,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), none of which are issued and outstanding; and

(ii)           Common Stock.  100,000,000 shares of Common Stock, of which 31,171,140 shares are issued and outstanding (including 630,000 shares of Common Stock subject to vesting or other forfeiture restrictions or repurchase conditions) .

(b)           Except as set forth in Section 3.2(a) or Section 3.2(c), as of July 21, 2006, there are not issued, reserved for issuance or outstanding, and since such date there have been no issuances or deliveries by the Company or any of its Subsidiaries (other than the issuance of shares of Common Stock pursuant to the exercise of Company Stock Options outstanding as of July 21, 2006, in accordance with their terms as in effect on July 21, 2006) of, any (i) shares of capital stock or other voting securities or equity interests of the Company, (ii) options, warrants, rights (including conversion or preemptive rights, stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of Common Stock on a deferred basis or other rights that are linked to the value of Common Stock or the value of the Company or any of its Subsidiaries or any part thereof granted under the Company Stock Plans or otherwise), convertible or exchangeable securities, commitments, contracts, agreements or undertakings, in each case, pursuant to which the Company or any of its Subsidiaries is or may become obligated to (A) issue, deliver, sell or repurchase, or cause to be issued, delivered, sold or repurchased, any shares of its capital stock or other voting securities or equity interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or equity interests of, the Company or any of its Subsidiaries or (B) issue, grant, extend or enter into any such option, warrant, right, convertible or exchangeable security, commitment, contract, agreement or undertaking; or (iii) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote issued, reserved for issuance or outstanding. There are no restrictions on the transfer of capital stock of the Company imposed by the Amended and Restated Certificate, the By-laws, any agreement to which the Company is a party, or any order of any court or any Governmental Authorities to which the Company is subject.  There are no obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, other voting securities or equity interests of the Company or any of its Subsidiaries.

(c)           As of July 21, 2006, 4,566,268 shares of Common Stock were reserved and available for issuance pursuant to the Company’s Amended and Restated 2002 Stock Incentive Plan, 2004 Stock Incentive Plan, as amended, and 2004 Employee Stock Purchase Plan (the “ESPP”) (such plans, collectively, the “Company Stock Plans”), of which 2,523,927 shares of Common Stock were subject to outstanding options to purchase shares of Common Stock from the Company pursuant to the Company Stock Plans or otherwise (other than rights under the ESPP) (together with any other stock options granted after July 21, 2006, the “Company Stock Options”).  Other than as set forth in the preceding sentence, there are no other shares of Common Stock reserved and available for issuance.  There is no capital stock of the Company held by the Company or any of its Subsidiaries.  All of the Series A Preferred Stock is reserved for issuance under the Shareholder Rights Plan and is the only Preferred Stock reserved or available for issuance.

(d)           Except as reflected in the Company’s audited financial statements as set forth in the Company SEC Documents, the per share exercise price of each Company Stock Option was not less than the fair market value of a share of Common Stock on the applicable grant date.

(e)           Except as set forth in the Company’s Public Filings, the Company’s Schedule 14A filed by the Registrant on April 28, 2006 (as amended on May 5, 2006), and the Company’s Schedule 14A filed by the Registrant on April 20, 2005 (in each case including the exhibits thereto), the Company is not a party to or subject to any agreement or understanding relating to, and to the Company’s knowledge there is no agreement or understanding between any Persons which relates to, the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

3.3          Subsidiaries.  Except as set forth in the Company’s Public Filings:

(a)           The Company does not presently own or control, directly or indirectly, any other corporation, partnership, joint venture, association or other business entity.  Each Subsidiary is duly organized and existing under the laws of its jurisdiction or organization, is in good standing under such laws and is duly qualified to do business as a foreign corporation in each jurisdiction in which a failure to so qualify would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company free and clear of any Encumbrances, other than restrictions under securities laws.

(c)           There are no options, warrants, convertible securities, or other rights, agreement, arrangements or commitments of any character relating to the capital stock of any Subsidiary.

(d)           No Subsidiary is a member of (nor is any part of its business conducted through) any partnership, nor is it a participant in any joint venture or similar arrangement.

(e)           There are no voting trust, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

3.4          Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement, the MOU and the Collaboration and License Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares to be sold hereunder, including the approval by the Company’s Board of Directors, has been taken or will be taken prior to the Closing.  This Agreement, the Investor Rights Agreement and the MOU have been duly executed and delivered by the Company and constitute, and upon execution and delivery thereof, the Collaboration and License Agreement will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and subject to general equity principles.

3.5          No Conflict.  The execution, delivery and performance of this Agreement, the Investor Rights Agreement, the MOU and the Collaboration and License Agreement and compliance with the provisions hereof and thereof by the Company, will not:

(a)           violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, the violation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company or any if its Subsidiaries is a party or under which the Company, any of its Subsidiaries or any of its or their respective assets is bound or affected, except for any such conflicts, breaches, defaults, terminations, cancellations or accelerations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Amended and Restated Certificate, (iii) the By-laws or (iv) the certificate of incorporation, by-laws or similar governing documents of any of the Company’s Subsidiaries; or

(c)           result in the creation of any Encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws and the Investor Rights Agreement, or on any of the properties or assets of the Company or any Subsidiary.

3.6          Valid Issuance of Common Stock.  When issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any antidilution rights, rights of first refusal or other similar rights or restrictions on transfer, other than under securities laws.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Shares as contemplated by this Agreement).

3.7          Governmental Consents.  Assuming the accuracy of the Investor’s representations contained in Section 4 of this Agreement, no consent, approval, license, permit, order or authorization of, or registration, qualification, designation, declaration, notification or filing with, any federal, state, foreign or local Governmental Authority, any national stock exchange or national quotation system on which the securities issued by the Company or any of its Subsidiaries are listed or quoted (including the National Association of Securities Dealers or the NASDAQ Global Market), or any other person, on the part of the Company or any of its Subsidiaries, is required in connection with the execution, delivery and performance of this Agreement, the execution and delivery of the Investors Rights Agreement, the execution and delivery of the MOU, the offer, sale, or issuance of the Shares or the consummation of any other transactions contemplated hereby or thereby, except (i) the qualification (or the taking of such action as may be necessary to secure an exemption from qualification) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required, shall be accomplished prior to the Closing, (ii) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended (“HSR Act”), if applicable, and (iii) a notice of (A)

listing of additional shares with respect to the Shares and (B) a change in the number of outstanding shares of the Company, each to the NASDAQ Stock Market, Inc.

3.8          Litigation.  Except as set forth in the Company’s Public Filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary which questions the validity of this Agreement, the Investor Rights Agreement or the MOU or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9          Proprietary Rights.  To the Company’s knowledge, the Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names and trade names and all other intellectual property rights, whether registered or not, necessary to enable it to conduct its business as now operated (the “Intellectual Property”).  Except as set forth in the Company’s Public Filings, to the Company’s knowledge, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the Intellectual Property of any other person or entity.  Except as disclosed in the Company’s Public Filings, there is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.  Except as set forth in the Company’s Public Filings, to the Company’s knowledge, the Company’s Intellectual Property does not infringe any Intellectual Property rights of any other person which, if the subject of an unfavorable decision, ruling or finding could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

To the Company’s knowledge, confidential information relating to the Company, the Subsidiaries and the underlying business of the Company and its Subsidiaries has been kept confidential and has not been disclosed to third parties except in the ordinary course of business and subject to written confidentiality obligations from the third party which, to the Company’s knowledge, have not been breached. To the Company’s knowledge, none of the operations of the Company and the Subsidiaries involve the unauthorized use of confidential information.

3.10        Agreements; Action.

(a)           Except as set forth in the Company’s Public Filings, since December 31, 2005, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or other voting or equity securities of the Company, (ii) sold, exchanged or otherwise disposed of any of its material assets or rights, other than in the ordinary course of business, (iii) issued, sold, reclassified, combined or split, or directly or indirectly purchased, redeemed or otherwise acquired, any capital stock or other voting or equity securities of the Company (other than in accordance with the Company Stock Plans), (iv) changed or amended the Restated Certificate or the By-laws, (v) made any material change in the financial accounting methods, principles or practices of the Company and its Subsidiaries for financial accounting purposes, except as required by GAAP or applicable law, or (vii) committed or agreed to do any of the foregoing.

(b)           Since December 31, 2005, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

(c)           The Company and its Subsidiaries are in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement to which the Company or any of its Subsidiaries is a party or is subject (collectively, the “Obligations”), the lack of compliance with which would afford to any Person the right to (i) accelerate any material indebtedness or (ii) terminate any right or agreement of the Company or any of its Subsidiaries, the termination of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the Company’s knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations, except for any non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11        Registration Rights.  The Company has not granted or agreed to grant any registration rights with respect to shares of the Company’s capital stock or other voting or equity securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), including piggyback rights, to any Person.

3.12        Title to Property and Assets.  Except as provided in the Company’s Public Filings, the Company or one of its Subsidiaries has good title to, a valid leasehold interest in, or a valid license to use, all of the material tangible property and assets reflected on the Company’s balance sheet as of December 31, 2005, free and clear of all material liens, claims, restrictions or Encumbrances, except those assets sold, consumed or otherwise disposed of since the date of such balance sheet in the ordinary course of business, none of which either alone or in the aggregate are material, either in nature or amount, to the business of the Company and its Subsidiaries taken as a whole.

3.13        Financial Statements and SEC Filings.

(a)           The Company has made available to the Investor (i) the Company’s audited financial statements for the year ended December 31, 2005 contained in the Company’s annual report on Form 10-K (the “Audited Financial Statements”); and (ii) the Company’s unaudited financial statements for the quarter ended March 31, 2006 (collectively with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in notes or as permitted by Form 10-Q) and fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Since December 31, 2005, the Company has conducted its business in the ordinary course, and there has not been any event or events that have had or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation, or has any liabilities or obligations (whether or not accrued, absolute, contingent, liquidated or unliquidated, due or to become due and whether or not required by GAAP to be set forth on the consolidated balance sheet of the Company) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Since June 25, 2004, the Company has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including exhibits and all other information incorporated therein) (the “Company SEC Documents”).  As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, as of their respective dates, did not contain any untrue  statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

3.14        Employee Benefit Plans.

(a)           Section 3.14(a) of the Disclosure Schedule contains a true and complete list of each Employee Benefit Plan and Employee Benefit Agreement as of the date of this Agreement, provided that such lists shall not include any Employee Benefit Plans or Employee Benefit Agreements set forth in the Company’s Public Filings.  The Company has delivered or made available to the Investor true, complete and correct copies of each Employee Benefit Plan and Employee Benefit Agreement or, in the case of any unwritten arrangement, a written summary thereof that is complete and correct in all material respects.

(b)           Except as provided in Section 3.14(b) of the Disclosure Schedule, (i) no Employee Benefit Plan or Employee Benefit Agreement (A) is subject to Title IV of ERISA or Section 412 of the Code, (B) provides for defined benefit pension benefits or nonqualified deferred compensation benefits, (C) provides any health or life insurance benefits following termination of service or employment (other than on a self-pay basis or as required under Section 4980B(f) of the Code), (D) entitles any Participant to a tax gross-up from the Company or any Subsidiary or (E) covers any Participant who resides or works outside the United States and (ii) no Participant (A) has received any loan from the Company or any Subsidiary that has an outstanding balance, or (B) is entitled to any payment, benefit or right (or any increased or accelerated payment, benefit or right), as a result of (1) such Participant’s termination of employment with, or services to, the Company or any Subsidiary or (2) the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

3.15        Tax Returns, Payments and Elections.

(a)           The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (all such returns being accurate and complete in all material respects) and has timely paid all taxes and other governmental assessments and charges required to be paid by the Company, except those being contested in good faith in appropriate proceedings, and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the Company’s knowledge, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.  There are no liens for taxes on any assets of the Company or its Subsidiaries except for liens with respect to taxes not yet due and payable.  Neither the Company nor any of its Subsidiaries is party to or is bound by any tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement between the Company and its Subsidiaries).

(b)           Neither the Company nor any it its Subsidiaries has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder (or a similar provision of state law).  To the knowledge of the Company, it has disclosed to the Investor all “reportable transactions” within the meaning of Treasury Regulations Section 1.6011-4(b) (or similar provision of state law) to which it or any of its Subsidiaries has been a party.

3.16        Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

3.17        Labor Agreements and Actions.  Neither the Company nor any Subsidiary has any collective bargaining agreements covering any of their respective employees, nor is the Company or any Subsidiary bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary.  There is no strike or other labor dispute involving the Company, any Subsidiary or any of their respective employees pending, or to the Company’s knowledge threatened, nor is the Company aware of any labor organization activity involving its employees.  Each of the Company and its Subsidiaries is, and since January 1, 2003, has been, in compliance with all applicable laws relating to employment and employment practices, occupational safety and health standards, employee classification, terms and conditions of employment, wages and hours and immigration, and is not, and since January 1, 2003, has not, engaged in any unfair labor practice, in each case except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  As of the date of this Agreement, no Key Employee has formally announced an intention to terminate his or her relationship as an employee or director of the Company or any Subsidiary and, to the Company’s

knowledge, no Key Employee intends to terminate his or her relationship as an employee or director of the Company or any Subsidiary, nor does the Company have a present intention to terminate the employment of any Key Employee.  For purposes of this Agreement, the term “Key Employee” shall mean Ram Sasisekharan and Ganesh Venkataraman.

3.18        Offering.  None of the Company, its Subsidiaries or their representatives has issued, sold or offered any security of the Company to any person under circumstances that would cause the sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act.  None of the Company, its Subsidiaries or their representatives will, from and including the date of this Agreement through and including the Closing Date, offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of the Securities Act.  Subject to the accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration and prospectus delivery requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply with prior to the Closing.

3.19        Environmental Matters.  Except for any matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries (a) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses  (c) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (ii) to the Company’s knowledge, there are no facts, circumstances or conditions that would reasonably be expected to result in any claim or liability against the Company or any of its Subsidiaries under Environmental Law

3.20        Licenses and Other Rights; Compliance with Laws.  The Company has all franchises, permits, licenses and other rights and privileges from Governmental Authorities necessary to conduct its business as presently conducted and is in compliance in all material respects thereunder.  The Company and each Subsidiary are in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except for any non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.21        Broker or Finders.  The Company has not incurred, nor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Investor Rights Agreement, the MOU, the Collaboration and License Agreement or any transaction contemplated hereby or thereby.

3.22        Market Listing.  The Common Stock is listed for trading on the NASDAQ Global Market and the Company is in compliance in all material respects with the rules,

regulations and requirements of the NASDAQ Global Market relating to the continued listing of the Common Stock.

3.23        Related Party Transactions.  Except as disclosed in the Company’s SEC Documents, neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Act.

3.24        Takeover Statues; Shareholders Rights Plan.  The approval of this Agreement by the Company’s Board of Directors referred to in Section 3.4 constitutes approval of the acquisition of the Shares by the Investor for purposes of Section 203 of the Delaware General Corporation Law.  Assuming the accuracy of Section 4.7, the Shareholder Rights Plan is not be triggered by the offer, sale, issuance and purchase of the Shares.

3.25        Reliance.  The Company understands that the foregoing representations and warranties and the certificates to be delivered pursuant to Sections 5.1 and 5.2 shall be deemed material and to have been relied upon by the Investor.

4.                                      Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company that the statements contained in Section 4 are true and correct as of the date hereof and as of the Closing Date:

4.1          Authorization, Governmental Consents and Compliance with Other Instruments.  All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the Investors Rights Agreement and the performance of all obligations of the Investor hereunder and thereunder has been taken or will be taken prior to the Closing.  This Agreement and the Investors Rights Agreement have been duly executed and delivered by the Investor and constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and subject to general equity principles.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notification or filing with, any federal, state or local Governmental Authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement and the Investors Rights Agreement, except as may be required by the HSR Act.  The execution, delivery and performance of this Agreement and the Investors Rights Agreement and compliance with the provisions hereof and thereof by the Investor, will not (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Investor is a party or under which the Investor or any of its assets is bound or affected, except for any violations, conflicts, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

4.2          Purchase Entirely for Own Account.  The Investor is acquiring the Shares for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Shares.  The Investor does not own of record or beneficially own (as defined in Rule 13d-3 of the Exchange Act) any voting securities of the Company, or any securities convertible into or exercisable for any such voting securities.

4.3          Disclosure of Information.  The Investor acknowledges that the Company has made available to the Investor copies of the Company SEC Documents filed prior to the date of this Agreement and that the Investor has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the offering of the Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement.

4.4          Investment Experience and Accredited Investor Status.  The Investor either (i) is an accredited investor  (as defined in Regulation D promulgated under the Securities Act) or (ii) is not a United States Person as that term is defined in Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of any United States Person.  The Investor is an investor in securities of companies in development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.

4.5          Restricted Securities.  The Investor understands that the Shares, when issued, will be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.6          Legends.  The Investor understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law.  The Investor covenants that the Investor shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates.  It is understood that the certificates evidencing the Shares will bear the following legend until such legend is removed in accordance with Section 8.2:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an applicable exemption from the registration requirements of such Act.”

4.7          Acquiring Person.  Investor, including its affiliates, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 16.5% or more of the Company’s outstanding Common Stock.  For purposes of this Section 4.7, beneficial ownership shall be determined pursuant to a Rule 13d-3 under the Exchange Act.

5.             Conditions to Closing of Investor.The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):

5.1          Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct, without regard to any materiality or Material Adverse Effect qualifiers contained therein, as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct, without regard to any materiality or Material Adverse Effect qualifiers contained therein, as of such date, and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect), and the Company shall have delivered to the Investor a certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the foregoing.

5.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have delivered to the Investor a certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company, certifying to the foregoing.

5.3          No Material Adverse Effect.  There shall not have occurred any event or events that have had or could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

5.4          Collaboration and License Agreement.  The MOU, or if later entered into the Collaboration and License Agreement, shall be in full force and effect.

5.5          Investor Rights Agreement.  The Investor Rights Agreement shall be in full force and effect.

5.6          Market Listing.  On the Closing Date, the Shares to be delivered at that Closing shall be approved for listing on the NASDAQ Global Market.

6.             Conditions to Closing of the Company.The Company’s obligation to sell the applicable Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):

6.1          Representations and Warranties Correct.  The representations and warranties made by the Investor in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement).

6.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3          Collaboration and License Agreement.  The MOU, or if later entered into the Collaboration and License Agreement, shall be in full force and effect.

6.4          Investor Rights Agreement.  The Investor Rights Agreement shall be in full force and effect.

7.             Mutual Conditions to Closing.The obligations of each of the Investor and the Company to consummate the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

7.1          HSR Act and Other Qualifications.  The filings required under the HSR Act shall have been made and the required waiting period shall have elapsed as of the Closing Date, and all other authorizations, consents, waivers, permits, approvals, qualifications and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary Blue Sky law permits and qualifications required by any state, for the offer and sale to the Investor of the Shares shall have been duly obtained and effective as of the Closing Date.

7.2          Absence of Litigation.  There shall be no law or injunction, action, suit, proceeding or investigation pending or currently threatened in writing against the Company or the Investor which questions the validity of this Agreement, the Investor Rights Agreement, the MOU (or, if later entered into, the Collaboration and License Agreement) or the right of the Company or the Investor to enter into this Agreement, the Investor Rights Agreement or the MOU (or, if entered into, the Collaboration and License Agreement) or to consummate the transactions contemplated hereby or thereby or which prohibits or restrains the consummation of the transactions contemplated hereby or thereby.

8.                                      Additional Covenants and Agreements.

8.1          Market Listing.  The Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on the NASDAQ Global Market.  The Company shall use its best efforts to effect the listing of the Shares on the NASDAQ Global

Market, including submitting a notice of listing of additional shares with respect to the Shares to the NASDAQ Stock Market, Inc. no later than 15 calendar days prior to the Closing Date.

8.2          Share Legend Removal.  The legend set forth in Section 4.6 hereof shall be removed from the certificate(s) evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than five business days from receipt of a request from the Investor pursuant to this Section 8.2, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Investor, without such legend if (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(k) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act.

9.                                      Miscellaneous.

9.1          Survival of Warranties.  The representations and warranties of the Company contained in Sections 3.1, 3.2, 3.4, 3.5, 3.6 and 3.18 and of the Investor contained in this Agreement shall survive the Closing without limitation as to time and the other representations and warranties of the Company made herein and in the certificates delivered pursuant hereto shall survive for eighteen months following the Closing.  The covenants and undertakings set forth in Sections 8.1 and 8.2 of this Agreement contemplating performance by any party following the Closing shall survive in accordance with their respective terms.

9.2          Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

9.3          Successors and Assigns.  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including, without limitation, successors through merger, consolidation, reorganization, recapitalization, any similar transaction or otherwise.  Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without the prior written consent of the other party hereto; provided that the Investor may assign, in its sole discretion, any of or all their rights, interests and obligations under this Agreement to any affiliate of the Investor that would not reasonably be expected to cause any delay in the satisfaction of the condition set forth in Section 7.1.  Any attempted assignment in violation of this Section 9.3 shall be void.

9.4          Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal rights or equitable rights hereunder.

9.5          Governing Law, Consent to Jurisdiction and Waiver of Trial by Jury.

(a)           This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof).  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Federal and state courts of the State of New York in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by laws, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.9.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by laws.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6          Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages.  This Agreement may be executed by facsimile signature pages.

9.7          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.8          Terms Generally.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise.  All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise.  Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Disclosure Schedule.  Unless otherwise specified, the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to July 25, 2006.  Any contract, instrument or law defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.

9.9          Notices.  Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five business days after being duly sent by first class registered or certified mail, or other courier service, postage prepaid, or the following business day after being faxed with a confirmation copy by regular mail, and addressed or faxed to the party to be notified at the address or fax number indicated for such party, as the case may be, set forth below or such other address or fax number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

To the Company:

675 West Kendall Street
Cambridge, Massachusetts 02142
Attention:  Chief Executive Officer
Fax:  (617) 621-0431

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention:   Steven D. Singer, Esq.
Fax:  (617) 526-5000

To the Investor:

Novartis Pharma AG

Lichtstraße 35

CH 4058 Basel BS

Attention Peter Rupprecht

Fax:   +41 61 3245372

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:  Philip A. Gelston, Esq.
Fax:  (212) 474- 3700

9.10        Finder’s Fee.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s  fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s  fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.11        Expenses.  Except as otherwise contemplated herein, each party shall pay its own fees and expenses with respect to this Agreement.

9.12        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor (other than the waiver of any condition set forth in Section 5, which may be waived in the sole discretion of the Investor, and other than the waiver of any condition set forth in Section 6, which may be waived in the sole discretion of the Company).

9.13        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.14        Confidentiality and Publicity.  The Company and the Investor will mutually agree upon the form and substance of any press release relating to the terms of this Agreement, the MOU, the Collaboration and License Agreement, the Investor Rights Agreement or the transactions contemplated hereby or thereby prior to issuing any such press release, including any press release to be issued promptly after the execution hereof.  Either party may only disclose the terms of the MOU or the Collaboration and License Agreement if such party reasonably determines, based on advice from its counsel, that it is required to make such disclosure by applicable law, regulation or legal process (whether in connection with its ongoing disclosure obligations, in connection with a corporate activity or otherwise), including without limitation by the rules or regulations of the SEC or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ, in which event such party shall provide prior notice of such intended disclosure to the other party sufficiently in advance to enable the other party to seek confidential treatment or other protection for such information unless the disclosing party is prevented by law or regulation from providing such advance notice and shall disclose only such terms of the MOU or the Collaboration and License Agreement as such disclosing party reasonably determines, based on advice from its counsel, are required by applicable law, regulation or legal process to be disclosed (whether in connection with its ongoing disclosure obligations, in connection with a corporate activity or otherwise).  In the event that either party determines that it must publicly file the MOU or the Collaboration and License Agreement with the SEC such party shall (i) initially file a redacted copy of the MOU or the Collaboration and License Agreement, as applicable, (ii) request, and use commercially reasonable efforts to obtain, confidential treatment of all terms redacted from such redacted MOU or Collaboration and License Agreement, provided that the redaction of such terms is permitted by the applicable rules and regulations of the SEC, (iii) permit the other party to review and approve such initial request for confidential treatment and any subsequent correspondence with respect thereto at least five (5) business days prior to its submission to the SEC and (iv) promptly deliver to the other party any written correspondence received by it or its representatives from the SEC with respect to such confidential treatment request and promptly advise the other party of any other material communications between it or its representatives with SEC with respect to such confidential treatment request.

9.15        Disclosure Schedule.  The Disclosure Schedule shall be arranged in Subsections corresponding to the numbered Subsections contained in Section 3, and the disclosure in any Subsection of the Disclosure Schedule shall qualify the corresponding Subsection in Section 3.  The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

9.16        Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Aggregate Purchase Price” shall have the meaning set forth in Section 1.

“Amended and Restated Certificate” shall have the meaning set forth in Section 2.2(a).

“Audited Financial Statements” shall have the meaning set forth in Section 3.13(a).

“business day” means any day other than the days on which banks in New York, New York or Basel, Switzerland are required or authorized to close.

“By-laws” shall have the meaning set forth in Section 2.2(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Collaboration and License Agreement” shall mean that certain Collaboration and License Agreement to be entered into between the Company and the Investor contemplated by the MOU.

“Common Stock” shall have the meaning set forth in Section 1.

“Company” shall have the meaning set forth in the Preamble.

“Company’s Public Filings” shall mean the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

“Company SEC Documents” shall have the meaning set forth in Section 3.13(b).

“Company Stock Options” shall have the meaning set forth in Section 3.2(c).

“Company Stock Plans” shall have the meaning set forth in Section 3.2(c).

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor setting forth the Shares being purchased at the Closing and the Aggregate Purchase Price.

“Disclosure Schedule” shall have the meaning set forth in Section 3.

“Employee Benefit Agreement” shall mean (a) each employment, deferred compensation, severance, termination, change in control, employee benefit, loan, indemnification, retention, stock repurchase, stock option or similar agreement, commitment or obligation between the Company or any Subsidiary, on the one hand, and any Participant, on the other hand, (b) each agreement between the Company or any Subsidiary, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement and (c) any trust or insurance contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Participant.

“Employee Benefit Plan” shall mean each “employee benefit plan”, as defined in ERISA, and each other plan, arrangement or policy (written or oral and whether or not terminable at will) relating to equity-based compensation, incentive compensation, deferred compensation, severance, fringe benefits, perquisites or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company, any Subsidiary or Common Controlled Entity, for the benefit of any Participant.

“Encumbrance(s)” shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environmental Laws” shall have the meaning set forth in Section 3.19.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ESPP” shall have the meaning set forth in Section 3.2(c).

“Exchange Act” shall have the meaning set forth in Section 3.13(b).

“Financial Statements” shall have the meaning set forth in Section 3.13(a).

“GAAP” shall have the meaning set forth in Section 3.13(a).

“Governmental Authority” shall mean any nation or government, any federal, state, foreign, municipal, local, provincial, regional or other political subdivision thereof, and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

“HSR Act” shall have the meaning set forth in Section 3.7.

“Intellectual Property” shall have the meaning set forth in Section 3.9.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Rights Agreement” shall mean that certain Investor Rights Agreement between the Company and the Investor dated as of the date hereof.

“Key Employee” shall have the meaning set forth in Section 3.17.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1.

“MOU” shall mean the memorandum of understanding among the Company and the Investor (or an affiliate of the Investor) dated the date hereof.

“Obligations” shall have the meaning set forth in Section 3.10(c).

“Participant” shall mean any present officers, employees or directors of the Company or any Subsidiary.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.2(a)(i).

“SEC” shall have the meaning set forth in Section 3.13(b).

“Securities Act” shall have the meaning set forth in Section 3.11.

“Series A Preferred Stock” shall have the meaning set forth in Section 3.2(a)(i).

“Shares” shall have the meaning set forth in Section 1.

“Shareholder Rights Plan” shall mean the rights agreement between the Company and American Stock Transfer & Trust Company, as rights agent, dated as of November 7, 2005.

“Subsidiary” shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries, including, without limitation, Momenta Pharmaceuticals Securities Corporation.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NOVARTIS PHARMA AG,

By	/s/ Peter Rupprecht	/s/ Dr. Thomas Werken
	Name:Peter Rupprecht	Dr. Thomas Werken
	Title: Authorized Signatory	Authorized Signatory

MOMENTA PHARMACEUTICALS, INC.

By	/s/ Alan Crane
Name: Alan Crane
Title: President & CEO

[Signature Page to Stock Purchase Agreement]

EXHIBIT B

[               ,2006]

CROSS RECEIPT

Reference is made to the Stock Purchase Agreement, dated as of July 25, 2006 (the “Agreement”), by and between Novartis Pharma AG, a company organized under the laws of Switzerland (the “Investor”), and Momenta Pharmaceuticals, Inc., a company incorporated under the laws of Delaware (the “Company”).

The Investor hereby acknowledges its receipt from the Company of 4,708,679 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to Section 2.2(a) of the Agreement.

The Company hereby acknowledges the receipt from the Investor of $75,000,000 by wire transfer to the account specified by the Company pursuant to Section 2.2(b) of the Agreement.

This cross receipt may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same cross receipt.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Investor and the Company have each caused this cross-receipt to be signed on the date written above.

NOVARTIS PHARMA AG,

By
Name:Peter Rupprecht Title: Authorized Signatory

MOMENTA PHARMACEUTICALS, INC.

By
Name: Title: